Exhibit 5.1

ONE METROPOLITAN SQUARE 211 N. BROADWAY, SUITE 2350 ST. LOUIS, MISSOURI 63102-2733 314-436-1000 FACSIMILE: 314-436-1166	GILMORE & BELL A PROFESSIONAL CORPORATION ATTORNEYS AT LAW 2405 GRAND BOULEVARD, SUITE 1100 KANSAS CITY, MISSOURI 64108-2521 816-221-1000 FACSIMILE: 816-221-1018	ONE MAIN PLACE 100 NORTH MAIN, SUITE 800 WICHITA, KANSAS 67202-1398 316-267-2091 FACSIMILE: 316-262-6523

August 7, 2007

Epiq Systems, Inc.

501 Kansas Avenue

Kansas City, Kansas  66105-1309

Re:          Epiq Systems, Inc. Registration Statement on Form S-3

Dear Sir/Madam:

We have acted as counsel to Epiq Systems, Inc., a Missouri corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”).  The Company has provided us with a prospectus (the “Prospectus”), which forms part of the Registration Statement.  The Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”).  The Registration Statement, including the Prospectus as supplemented from time to time by one or more Prospectus Supplements, will provide for the registration by the Company of:

•      shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”);

•      shares of preferred stock, par value $1.00 per share, of the Company (the “Preferred Stock”);

•      senior debt securities, in one or more series (the “Senior Debt Securities”), which may be issued under the Indenture (including any supplements thereto, the “Senior Indenture”), dated as of the date of execution, between the Company and Wells Fargo Bank, N.A., as trustee (the “Trustee”), a form of which is filed as Exhibit 4.3 to the Registration Statement; and

•      subordinated debt securities, in one or more series (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), which may be issued under the Indenture (including any supplements thereto, the “Subordinated Indenture”), dated as of the date of execution, between the Company and the Trustee, a form of which is filed as Exhibit 4.4 to the Registration Statement.

The Common Stock, the Preferred Stock, the Senior Debt Securities and the Subordinated Debt Securities are collectively referred to as the “Securities.”  The Securities are being registered for offering and sale from time to time pursuant to Rule 415 under the Securities Act.  The maximum aggregate public offering price of the Securities being registered is $150,000,000.

In connection with this opinion, we have examined and relied upon the originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.  As to certain factual matters, we have relied upon certificates of the officers of the Company and have not sought independently to verify such matters.

In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the accuracy, completeness and authenticity of certificates of public officials, and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.  With respect to our opinion as to the Common Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Common Stock are authorized and reserved or available for issuance and that the consideration for the issuance and sale of the Common Stock is cash in an amount that is not less than the par value of the Common Stock.  With respect to our opinion as to the Preferred Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Preferred Stock is authorized, designated and reserved or available for issuance and that the consideration for the issuance and sale of the Preferred Stock is cash in an amount that is not less than the par value of the Preferred Stock.

With respect to our opinion as to any shares of Common Stock issuable upon conversion of any convertible Securities in accordance with their terms we have assumed that, at the time of issuance and sale, a sufficient number of shares of Common Stock are authorized and reserved or available for issuance and that the consideration for the issuance and sale of such Securities as applicable, is cash in an amount (on an as-converted to Common Stock basis) that is not less than the par value of the Common Stock underlying such Securities, as applicable.

Based upon the foregoing, we are of the opinion that:

1.             With respect to the Common Stock offered under the Registration Statement, provided that (i) the Registration Statement and any required post effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the issuance of such Common Stock has been duly authorized by all necessary corporation action on the part of the Company; (iii) the issuance and sale of such Common Stock does not violate any applicable law, is in conformity with the Company’s then operative articles of incorporation (the “Articles of Incorporation”) and bylaws (“Bylaws”), does not result in a default under or breach of any agreement or instrument binding upon the Company and complies with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the certificates for such Common Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment thereof, then the shares of such Common Stock, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and in accordance with any duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any  convertible Preferred Stock in accordance with its terms, or convertible Debt Securities under the Senior Indenture or the Subordinated Indenture, as applicable, in accordance with their terms, will be duly authorized, validly issued, fully paid and nonassessable shares of Common Stock.

2.             With respect to any series of Preferred Stock offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the issuance of such Preferred Stock has been duly authorized by all necessary corporate action on the part of the Company ; (iii) the issuance and sale of such Preferred Stock does not violate any applicable law, is in conformity with the Articles of Incorporation (including any certificate of designation with respect to such Preferred Stock) and Bylaws, does not result in a default under or breach of any agreement or instrument binding upon the Company and complies with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the certificates for the shares of such Preferred Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then such Preferred Stock, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and in accordance with a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Debt Securities under the Senior Indenture or the Subordinated Indenture in accordance with their terms, will be duly authorized, validly issued, fully paid and nonassessable shares of Preferred Stock.

3.             With respect to any series of Debt Securities issued under the Senior Indenture or the Subordinated Indenture, as applicable, and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the Senior Indenture or Subordinated Indenture, as applicable, has been duly authorized by the Company and the Trustee by all necessary corporate action; (iii) any supplemental indenture to the Senior Indenture or the Subordinated Indenture, as applicable, has been duly executed and delivered by the Company and the Trustee; (iv) the issuance and terms of such Debt Securities have been duly authorized by the Company by all necessary corporation action; (v) the terms of such Debt Securities and their issuance and sale have been duly established in conformity with the Senior Indenture or Subordinated Indenture, as applicable, so as to not violate any applicable law, the Articles of Incorporation or the Bylaws, or result in an default under or breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) such Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee pursuant to the Senior Indenture or Subordinated Indenture, as applicable, and duly delivered to the purchasers thereof against payment thereof, then such Debt Securities, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and in accordance with the Senior Indenture or Subordinated Indenture, as applicable, and a duly authorized, executed and delivered purchase, underwriting or similar agreement will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

We assume no obligation to supplement this opinion letter if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinions expressed herein after the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Counsel” in the Prospectus that forms part of the Registration Statement.

Very truly yours,

/s/ Gilmore & Bell, P.C.